BY-LAWS
                                       OF
                           NORTHSTAR INDUSTRIES, INC.

                                    ARTICLE I
                            MEETING OF STOCKHOLDERS

SECTION 1
The annual meeting of the stockholders of the Company shall be held at its office in the City of Las Vegas, County of Clark, or at such other place as the Board of Directors may decide, on or before, the 1st Friday of November in each year, if not a local holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the company to serve during the ensuing year and for the transaction of such other business as may be brought before the meeting. At least five days' written notice specifying the time and place, when and where, the annual meeting shall be convened, shall be mailed in a United States Post Office addressed to each of the stockholders of record at the time of issuing the notice at his or her, or its address last known, as the same appears on the books of the company.

SECTION 2
Special meetings of the stockholders may be held at the office of the company in the State of Nevada or elsewhere, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 51% of the issued and outstanding capital stock of the company. At least five days' written notice of such meeting, specifying the day and hour and place, when and where such meeting shall be convened, and objects for calling the same, shall be mailed in a United States Post Office, addressed to each of the stockholders of record at the time of issuing the notice, at his or her or its address lost known, as the some appears on the books of the company.

SECTION 3
If all the stockholders of the company shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall he valid for all purposes without call or notice, and at such meeting any corporate action may be taken. The written certificate of the officer or officers calling any meeting setting forth the substance of the notice and the time and place of the mailing of the same to the several stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice. If the address of any stockholder does not appear upon the books of the company, it will be sufficient to address any notice to such stockholder at the principal office of the corporation.

SECTION 4
All business lawful to be transacted by the stockholders of the company may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meeting of the stockholders as shall have been referred to in the notice calling such meetings, but at any stockholders' meeting at which all of the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

SECTION 5
At the stockholders' meeting the holders of fifty-one percent (51%) in amount of the entire issued and outstanding capital stock of the company, shall constitute a quorum for all purposes of such meetings. If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-Laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

SECTION 6
At each meeting of the stockholders every stockholder shall be entitled to vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly authorized attorney. Each stockholder shall have one vote for each share of stock standing registered in his or her or its name on the books of the corporation, ten days preceding the day of such meeting. The votes for directors, and upon demand by any stockholder; the votes upon any question before the meeting, shall be viva voce. At each meeting of the stockholders, a full. true and complete list in alphabetical order of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the Company, shall be furnished, which list shall be prepared at least ten days before such meeting and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of Attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

SECTION 7
At each meeting of the stockholders the polls shall be opened and closed, the proxies and ballots issued, received and be taken in charge of for the purpose of the meeting, and all questions touching the qualifications of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

SECTION 8
At the stockholders' meetings, the regular order of business shall be as follows:
   1. Reading and approval of the Minutes of previous meeting or meetings.
   2. Reports of the Board of Directors, the President, Treasurer and Secretary of the Company in the order named.
   4. Reports of Committee.
   5. Election of Directors.
   6. Unfinished Business.
   7. New Business.
   8. Adjournment.

ARTICLE II
DIRECTORS AND THEIR MEETINGS

SECTION 1
The Board of Directors of the Company shall consist of no less than one person who shall be chosen by the stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualify.

SECTION 2
When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at an adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

SECTION 3
Meetings of the Directors may be held at the principal office of the company in the state of Nevada or elsewhere, at such place or places as the Board of Directors may, from time to time, determine.

SECTION 4
Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting. Meetings of the Board of Directors may be held on the call of the President or Secretary, on at least three days notice by mail, telefax or telegraph.
Any meeting of the Board, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice. Any and all business may be transacted by any meeting of the Board or Directors, either regular or special.

SECTION 5
A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from tine to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these By-Laws for the conduct of its business: provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

SECTION 6
A Director need not be a stockholder of the corporation.

SECTION 7
The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board.

SECTION 8
The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the company, and shall, at request, furnish each of the stockholders with a true copy thereof.
The Board of Directors in its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, provided that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof as if it had been approved or ratified by every stockholder of the corporation.

SECTION 9
The Board of Directors shall have the power from time to time to provide for the management of the offices of the company in such manner as they see fit, and in particular from time to time to delegate any of the powers of the Board in the course of the current business of the company to any standing or special committee or to any officer or agent and to appoint any persons to be agents of the company with such powers (including the power to subdelegate), and upon such terms as may be deemed fit.

SECTION 10
The Board of Directors is vested with full, complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the Company, its entire corporate authority.

SECTION 11
The regular order of business at meetings of the Board of Directors shall be as follows:
     1. Reading and approval of the minutes of any previous meeting or meetings.
     2. Reports of officers and committeemen.
     3. Election of officers.
     4. Unfinished business.
     5. New business:
     6. Adjournment.

ARTICLE III
OFFICERS AND THEIR DUTIES

SECTION 1

The Board of Directors, at its first and after each meeting after the annual meeting of stockholders, shall elect a President, a Chairman of the Board, a Secretary and a Treasurer, to hold office for one year next coming and until their successors are elected and qualified. The offices of the Secretary and Treasurer may be held by one person. Any vacancy in any of said offices may be filled by the Board of Directors.
The Board of Directors may, from time to time, by resolution, appoint a Vice President, and such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the company as it may deem advisable, prescribe their duties and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents, and factors of the company shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

SECTION 2
The Board of Directors may appoint an Executive Committee, and may vest such powers and authority to the Executive Committee as it may deem advisable.

SECTION 2
The President shall be the executive officer of the company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company's affairs with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the company. He shall be a member of the Executive Committee.
The Chairman of the Board shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders. The President shall sign the Certificates of Stock issued by the company and shall perform such other duties as shall be prescribed by the Board of Directors.

SECTION 3
The Vice-President, if appointed, shall be vested with all the powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

SECTION 4
The Treasurer shall have the custody of all the funds and securities of the company. When necessary or proper he shall endorse on behalf of the company for collection checks, notes and other obligations, he shall deposit all monies to the credit of the company in such bank or banks or other depositor as the Board of Directors may designate: he shall sign all receipts and vouchers for payments made by the company, except as herein otherwise provided. He shall sign with the President all bills of' exchange and promissory notes of the company; he shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belonging to the company as the Board of Directors shall designate; he shall sign all papers required by law or by those by-laws or the Board or Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the company. He shall at all reasonable times exhibit the books of account to any Directors of the company during business hours, and he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors. The Treasurer shall, if required by the Board of Directors, give bond to the company conditioned for the faithful performance of all his duties as Treasurer in such sum, and with such surety as shall be approved by the Board of Directors, with expense of such bond to be borne by the company.

SECTION 5
The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

SECTION 6
The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. He shall attend to the giving and serving of all notices of the company; he may sign with the President or Vice-President in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal of the company thereto when so authorized by the Board of Directors or Executive Committee; he shall have the custody of the corporate seal of the company, he shall affix the corporate seal to all certificates of stock duly issued by the company; he shall have charge of Stock Certificate Books, Transfer books and Stock Ledgers and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours and he shall in general. perform all duties incident to the office of Secretary.

SECTION 7
The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed for him by the Secretary of the company or by the Board of Directors.

SECTION 8
Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the company may hold stock, and at any such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof the company might have possessed and exercised if present. The Board of Directors, by resolution, from time to time may confer like powers on any person or persons in place of the President to represent the company for the purposes in this section mentioned.


ARTICLE IV
CAPITAL STOCK

SECTION 1
The capital stock of the company shall be issued in such manner and at such nines and upon such conditions as shall be prescribed by the Board of Directors.

SECTION 2
Ownership of stock in the company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the company and signed by the President or the Vice-President and also by the Secretary or by an Assistant Secretary. All certificates shall be consecutively numbered: the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the company's books. No certificates shall be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary. All certificates surrendered to the company shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

SECTION 3
No transfer of stock shall be valid as against the company except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment a new certificate shall be issued therefor. Whenever any transfer shall be expressed as made for collateral security and not absolutely the same shall be so expressed in the entry of said transfer on the books of the company.

SECTION 4
The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company. The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

SECTION 5
The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such periods no stock shall be transferable.

SECTION 6
The corporation may issue a new certificate for shares of the corporation in place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amounts as the Board of Directors may direct, and with such surety or securities as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against it or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.


ARTICLE V
OFFICES AND BOOKS

SECTION 1
The principal office of the corporation shall be at such place, within or without the State of Nevada, as the Board of Directors may designate.

SECTION 2
The Stock and Transfer Books and a copy of the By-Laws and Articles of Incorporation of the company shall be kept at the offices of the company's transfer agent, Alpha Tech Stock Transfer, 929 East Spires Lane, Draper, Utah 84020, USA, or the offices of any successor transfer agent, for the inspection of all who are authorized or have the right to see the same and for the transfer of stock. All other books of the company shall be kept at such places as may be prescribed by the Board of Directors.


ARTICLE VI
MISCELLANEOUS

SECTION 1
The Board of Directors shall have power to reduce over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fluid and may, from time to time declare dividends from (the accumulated profits of the company in excess of the amounts so reduced and pay the same to the stockholders of the company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the company.

SECTION 2
Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the company.

SECTION 3
All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the company.

SECTION 4
No note, draft acceptance, endorsement or other evidence of indebtedness shall be valid or against the company unless the same shall be signed by the President or a Vice-President and attested by the Secretary or an Assistant Secretary, or signed by the Treasurer or an Assistant Treasurer and countersigned by the President, Vice-President or Secretary, except that the Treasurer or an Assistant Treasurer may, without countersignature make endorsements for deposit to the credit of the company- in all its duly authorized depositories.

SECTION 5
No loan or advance of money shall be made by the company to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

SECTION 6
No director or executive officer of the company shall be entitled to any salary or compensation for any services performed for the company, unless such salary or compensation shall be fixed by resolution of the Board of Directors, adopted by the unanimous vote of all the Directors voting in favor thereof.

SECTION 7
The company may take, acquire, hold, mortgage, sell, or otherwise deal in stocks or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

SECTION 8
The Directors shall have power to authorize and cause to he executed, mortgages, and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding: the Directors shall have the authority to dispose in any manner of the whole property of this corporation.


ARTICLE VII
AMENDMENT OF BY-LAWS

SECTION 1
Amendments and changes of these By-Laws may be made at any regular or special meeting of the Board of Directors, or may be made by a vote of, or a consent in writing signed by holders of fifty-one percent (51%) of the issued and outstanding capital stock.

KNOW ALL MEN BY THESE PRESENTS, That we, the undersigned, being the directors of the above named corporation, do hereby consent to the foregoing By-Laws and adopt the same as and for the By-Laws of said corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 17th day of February, 1996.

/s/Bjarne H. Varre
___________________________________
Bjarne H. Varre
President

/s/Joern H. Eriksen
___________________________________
Joern H. Eriksen
Director

/s/Finn V. Borgersen
___________________________________
Finn V. Borgersen
Director